UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2009
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 4, 2009, NiSource Inc. (the “Company”), NiSource Finance Corp., an Indiana corporation and wholly owned subsidiary of the Company (“NiSource Finance”), and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Wachovia Capital Markets, LLC, acting for themselves and as representatives of the other several underwriters, entered into a Terms Agreement with respect to the offering and sale of unsecured and unsubordinated notes, consisting of $600,000,000 aggregate principal amount of the Company’s 10.75% Notes due 2016 (the “Notes”) under the Company’s and NiSource Finance’s Registration Statement on Form S-3 (File Nos. 333-148239 and 333-148239-01). The Terms Agreement incorporates by reference an Underwriting Agreement dated May 15, 2008 of the Company with respect to common stock, preferred stock and guarantees of debt securities and NiSource Finance with respect to debt securities (as filed with the Securities and Exchange Commission on May 20, 2008). The sale closed on March 9, 2009. The Notes were issued pursuant to an Indenture dated as of November 14, 2000 (as supplemented, the “Indenture”) among the Company, NiSource Finance and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (as filed with the Securities and Exchange Commission on November 17, 2000).
The form of the 10.75% Notes due 2016 is filed as Exhibit 4.1, to this Current Report on Form 8-K, and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Exhibit	Description

4.1	Form of the 10.75% Notes due 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.

(Registrant)

Date: March 10, 2009	By:	/s/ Jeffrey W. Grossman

Jeffrey W. Grossman
Vice President and Controller

Exhibit Index

Exhibit No.	Description

4.1	Form of the 10.75% Notes due 2016.